Exhibit 21.1

SUBSIDIARIES OF ABM INDUSTRIES INCORPORATED

The following is a list of subsidiaries of the company as of October 31, 2022, omitting subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Company	Where Incorporated or Organized
ABM INDUSTRIES INCORPORATED	Delaware
(*) ABM Aviation, Inc.	Georgia
ABM International Limited	Bermuda
ABM International (Holdings) Ltd	England
ABM Aviation UK Limited	England
OFJ Connections	England
OFJ Airlinks Limited	England
ABM Group UK Limited	England
ABM Facility Services UK Limited	England
BRBIBR Limited	England
ABM Critical Solutions Limited	England
ABM International (Holdings) B.V.	Holland
ABM Onsite Services - Canada ULC	Canada
Westway Services Holdings (2014) Ltd.	England
Westway Services Holdings (2010) Ltd.	England
ABM Technical Solutions Limited	England
Maybin Support Services (Ireland) Limited	N. Ireland
Momentum Support Limited	Ireland
Momentum Property Support Services Ltd.	N. Ireland
ABM Building & Energy Solutions, LLC	Delaware
ABM Building Services, LLC	Delaware
ABM Building Solutions, LLC	Delaware
ABM Electrical & Lighting Services, LLC	Delaware
ABM Electrical & Lighting Solutions, Inc.	Delaware
ABM Electrical Power Services, LLC	Delaware
ABM Electrical Power Solutions, LLC	Delaware
ABM Facility Support Services, LLC	Delaware
RenewEnergy Solutions, LLC	Delaware
ABM Canada Power Services LTD	Canada
ABM Building & Energy Services, LLC	Delaware
ABM eMobility, LLC	Delaware
ABM eMobility USA, LLC	Delaware
ABM Franchising Group, LLC	Delaware
ABM General Services, Inc.	Delaware
ABM Healthcare Support Services, Inc.	Michigan
ABM Industrial Services, Inc.	Delaware
ABM Industry Groups, LLC	Delaware
Crown Building Maintenance Co.	California
CBM MGMT LLC	California
Crown Energy Services, Inc.	California
Able Advantage Acquisition, Inc.	Delaware

AES MGMT, LLC	California
AbleServe Management Company	California
ABM Texas General Services, Inc.	Delaware
Grade Sub Two, LLC	Delaware
GCA Services Group, Inc.	Delaware
Associated Facility Management, LLC	Nevada
GCA Cleaning Specialties, LP	Texas
GCA Services Group Mountain States, LP	Texas
GCA Services Group of Texas, LP	Texas
Associated Facility Ventures, LLC	Nevada
GCA Education Services, Inc.	Tennessee
GCA Education Services Central States, Inc.	Illinois
GCA Education Services of New England, Inc.	Delaware
GCA K12 Education Services, Inc.	Texas
GCA Nuclear Facility Services, Inc.	Texas
GCA Production Services, Inc.	Delaware
GCA Services Group of California, Inc.	California
GCA Services Group of Colorado, Inc.	Colorado
GCA Services Group of North Carolina, Inc.	North Carolina
GCA Services Group of Northwestern States, Inc.	Washington
GCA Staffing Services, Inc.	Delaware
National Building Maintenance Corp.	Delaware
IFM Assurance Company	New York
RavenVolt, Inc.	Georgia
Linc International, Inc.	Delaware
Linc Facility Services Iraq LLC	Delaware
Wassl Al-Iraq Project Services & General Contracting LLPC	Iraq
Linc Facility Services ME, LLC	Delaware
Linc Facility Services Saudi Arabia, LLC	Saudi Arabia

*Subsidiary relationship to Company or to subsidiary parents shown by progressive indentation.